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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acorn Products, Inc. Amended and Restated Deferred Equity Compensation Plan for Directors of our report dated February 23, 2001, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP

                              ERNST & YOUNG LLP


Columbus, Ohio
June 18, 2001